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EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT
MARCH 2004

Sauer-Danfoss Inc.	Corporation	Business Purpose
Sauer-Danfoss Company	U.S. Corporation	Manufacturing
Hydro-Gear, Inc.	U.S. Corporation	Partner
Hydro-Gear Limited Partnership	U.S. Partnership	Manufacturing
TSD Integrated Controls LLC	U.S. Limited Liability Company	Manufacturing
Sauer-Danfoss Euro-Finance L.P.	U.S. Limited Partnership	Financing for Non-U.S. Subsidiaries
Sauer-Danfoss Pty Ltd.	Australian Corporation	Sales Company
Sauer-Danfoss BVBA	Belgium Corporation	Sales Company
Sauer-Danfoss Hidraulica Mobil Ltda	Brazil Corporation	Manufacturing
Sauer-Danfoss Ltda.	Brazil Limited Liability Company	Sales Company
Sauer Shanghai Hydrostatic Transmission Co., Ltd.	China Corporation	Manufacturing
Sauer-Danfoss-Daikin Mobile Hydraulics (Shanghai) Co., Ltd.	China Corporation	Sales Company
Sauer-Danfoss Shanghai Co. Ltd.	China Corporation	Manufacturing
Sauer-Danfoss ApS	Denmark Corporation	Manufacturing and Sales
Sauer-Danfoss Holding ApS	Denmark Corporation	Holding Company
Oy Sauer-Danfoss AB	Finland Corporation	Sales Company
Sauer-Danfoss S.A.S.	France Corporation	Sales Company
Sauer-Danfoss (Neumünster) GmbH & Co. OHG	Germany Partnership	Manufacturing
Sauer-Danfoss (Neumünster) GmbH	Germany Corporation	Holding/Management Company
Sauer-Danfoss Informatik GmbH	Germany Corporation	Information Services
Sauer-Danfoss GmbH	Germany Corporation	Sales Company
Sauer-Danfoss IT Europe GmbH	Germany Corporation	Inactive
Sauer-Danfoss (Berching) GmbH	Germany Corporation	Manufacturing
Sauer-Danfoss (Kaiserslautern) GmbH	Germany Corporation	Manufacturing
Sauer Hydratec GmbH	Germany Corporation	Inactive
Sauer-Danfoss India Private Limited	India Corporation	Sales Company
Sauer-Danfoss (Bologna) SpA	Italy Corporation	Manufacturing
Sauer-Danfoss S.r.l.	Italy Corporation	Sales Company
Comatrol SpA	Italy Corporation	Manufacturing
Sauer-Danfoss-Daikin Ltd.	Japanese Corporation	Sales Company
Sauer-Danfoss Luxembourg Sarl	Luxembourg Corporation	Holding Company
Sauer-Danfoss BV	Netherlands Corporation	Sales Company
Sauer-Danfoss A/S	Norway Corporation	Sales Company
Sauer-Danfoss sp.z.o.o.	Poland Corporation	Manufacturing
Sauer-Danfoss (UK) Ltd.	U.K. Corporation	Inactive
Sauer-Danfoss (Swindon) Ltd.	U.K. Corporation	Inactive
Sauer-Danfoss Limited	U.K. Corporation	Manufacturing and Sales
Integrated Control Technologies Ltd.	U.K. Corporation	Inactive
Sauer-Danfoss Pte. Ltd.	Singapore Corporation	Sales Company
Merkur Hydraulika s.r.o.	Slovakia Corporation	Sales Company
Sauer-Danfoss a.s.	Slovakia Corporation	Manufacturing and Sales
Sauer-Danfoss SA	Spain Corporation	Sales Company
Custom Design Electronics of Sweden AB	Sweden Corporation	Holding Company

Sauer-Danfoss (Älmhult) AB	Sweden Corporation	Manufacturing
Sauer-Danfoss AB	Sweden Corporation	Sales Company
Danfoss Fluid Power AB	Sweden Corporation	In liquidation

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  EXHIBIT 21